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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-8(No. 33-40042), Form S-3(No. 33-52590) and Form S-8(No. 33-72414) of First-Knox Banc Corp. Of our report dated January 18, 1996 on the 1995 consolidated financial statements of First-Knox Banc Corp., which report is incorporated by reference in this Form 10-K.

                                         Crowe, Chizek and Company LLP

Columbus, Ohio
March 26, 1996


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